Exhibit 10.2

LEASE AGREEMENT

LEASE

HEARST COMMUNICATIONS, INC.,

Landlord,

with

HEARST-ARGYLE TELEVISION, INC.,

Tenant

Lease dated as of May 5, 2006

Premises:  A Portion of the Thirty-Ninth Floor at 959 Eighth Avenue (aka 300 West 57th Street), New York, New York 10019

TABLE OF CONTENTS

ARTICLE

1.	Demise; Premises; Term; Early Termination; Rents	2
2.	Use	4
3.	Preparation of Premises; Tenant Improvement Allowance	4
4.	Premises Ready for Occupancy	5
5.	Adjustments of Rent	6
6.	Non-Liability and Indemnification	14
7.	Subordination, Notice to Lessors and Mortgagees	15
8.	Quiet Enjoyment	21
9.	Assignment and Subletting	21
10.	Compliance with Laws and Requirements of Public Authorities	31
11.	Insurance	34
12.	Rules and Regulations	37
13.	Alterations, Renovations and Tenant’s Changes	38
14.	Tenant’s Property	41
15.	Repairs and Maintenance	42
16.	Electricity	43
17.	Heat, Ventilation and Air-Conditioning	44
18.	Landlord’s Other Services; Use of common Facilities	45
19.	Access, Changes in Building Facilities and Name, Signs	46
20.	Notice of Accidents	48
21.	Non-Liability and Indemnification	48
22.	Damage or Destruction	49
23.	Eminent Domain	52
24.	Surrender	54
25.	Conditions of Limitation	55
26.	Re-entry by Landlord	56
27.	Damages	57
28.	Waiver	60
29.	No Other Waivers or Modifications	61
30.	Curing Tenant’s Defaults	63
31.	Brokers	64
32.	Notices	64
33.	Estoppel Certificate; Memorandum	65
34.	Arbitration	66
35.	No Other Representations, Governing Law, Consents	67
36.	Parties Bound	67
37.	Definitions and Construction	68
38.	Excavation; Shoring; Vaults	69
39.	Right of First Refusal	69
40.	Assumption Tenant’s Current Lease	70
41.	Renewal	70

LEASE

LEASE dated as of May 5, 2006, between HEARST COMMUNICATIONS, INC., a

Delaware corporation, having an office at 959 Eighth Avenue, New York, New York 10019 (hereinafter referred to as “Landlord”) and HEARST-ARGYLE TELEVISION, INC., a Delaware corporation, having an office at 888 Seventh Avenue, New York, New York 10019 (hereinafter referred to as “Tenant”).

WITNESSETH:

ARTICLE 1

Demise; Premises; Term; Early Termination; Rents

1.01                                                                        Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 959 Eighth Avenue, (aka 300 West 57th Street, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the “Building”), on the parcel of land more particularly described in Exhibit A (hereinafter referred to as the “Land”), of which Landlord is the fee owner, for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02                                                                        The premises hereby leased to Tenant are approximately 19,866 square feet of rentable space which comprise a portion of the thirty-ninth (39th) Floor of the Building, as shown on the floor plans annexed hereto as Exhibit B. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the “Demised Premises”.

1.03                                                                        (a)  The term of this lease, for which the Demised Premises are hereby leased, shall commence on the later of i) July 1, 2006 or ii)the date on which Landlord delivers possession of the Demised Premises to Tenant, with a temporary certificate of occupancy in place permitting Tenant to use the Demised Premises(hereinafter referred to as the “Commencement Date”) and shall terminate on the last day of the month following the eleventh (11th) anniversary of the Commencement Date (hereinafter referred to as the “Expiration Date”) or such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

(b)  Notwithstanding the foregoing, in the event that there is a change of control of Tenant, and The Hearst Corporation no longer has the right to elect a majority of the members to the Board of Directors of Tenant, for a period of six (6) months after the date of such change of control, either party shall have the right to terminate this Lease by written notice to the other party. The effective date of termination shall be the one-year anniversary following the giving of the notice.

1.04                                                                        The “rents” reserved under this lease, for the term thereof, shall be and consist of:

(a)                                  “fixed rent” as follows:

(i)                                                                                     $1,688,610.00 per year (payable in equal monthly installments of $140,717.50 per month) from July 1, 2006 to and including June 30, 2011;

(ii)                                                                                  $1,787,940.00 per annum (payable in equal monthly installments of $148,995.00 per month) from July 1, 2011 to and including June 30, 2017;

(b)                                 “additional rent” consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent),all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

1.05                                                                           Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

1.06                                                                           Notwithstanding the foregoing, so long as Tenant is not in default under the terms of this lease, the fixed rent for the twelve (12) month period following the Commencement Date (the Abatement Period) shall be abated. In the event that Tenant shall be in default of the terms of this lease during the Abatement Period, and such default shall not be cured within the periods provided for herein, all fixed rent abated during the Abatement Period shall become due and payable.

ARTICLE 2

Use

2.01                                                                        Tenant shall use and occupy the Demised Premises for executive and general offices and for no other purpose.

2.02                                                                        If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises, or any part thereof, for any purpose other than the mere use and occupancy of the Demised Premises for executive and general office purposes, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord and Tenant are not aware of any such licenses or permits presently being required.

2.03                                                                        Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

ARTICLE 3

Preparation of the Demised_Premises;

Tenant Improvement Allowance

3.01                                                                        As of the date of execution of this Lease, The Building is still under construction.

3.02                                                                        The Demised Premises shall be completed and prepared by Landlord for Tenant’s occupancy, at Tenant’s expense, in the manner, and subject to the terms, conditions and covenants, set forth in plans previously reviewed and approved by Landlord and Tenant. The plans are attached hereto as Exhibit C. The facilities, materials and work so to be furnished, installed and performed in the Demised Premises by Landlord are hereinafter referred to as the “Work”. The Work is being done by Landlord’s contractor, Turner Construction. Tenant will not be doing any work in the Demised Premises. Landlord shall use reasonable speed and diligence in preparing the Demised Premises for Tenant’s occupancy.

3.03                                                                        Notwithstanding the foregoing, Landlord shall give Tenant a Tenant Improvement Allowance of $1,986,600. Such Tenant Improvement Allowance shall be credited to Tenant by Landlord when the calculations of the cost of the Work are done. Following such credit, Tenant shall pay to Landlord the excess cost of the Work within thirty (30) days of being billed by Landlord.

ARTICLE 4

When the Demised Premises Ready For Occupancy

4.01                                                                        The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

(a)                                  the Work has been substantially completed, and is so certified by Landlord’s architect; and it shall be so deemed when all of Work is completed except for minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Demised Premises; and

(b)                                 reasonable means of access and facilities necessary to Tenant’s use and occupancy of the Demised Premises, including corridors, elevators and stairways and heating, ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant, and are comparable with Class A Office Buildings in Manhattan. Landlord shall give Tenant a preliminary notice, estimating when the conditions listed in Subsections (a) and (b) above will be met, on a date which shall be at least forty-five (45) days prior to the estimated date set forth in such preliminary notice. Any immaterial variance between the date so estimated and the date such conditions are met shall be of no consequence. In the event Landlord shall send the preliminary notice referred to herein but conditions (a) and (b) above shall actually be met prior to the date set forth in such notice, then for purposes hereof, the conditions referred to in (a) and (b) above shall be deemed met on the date set forth in such notice.

4.02                                                                        If and when Tenant shall take actual occupancy of the Demised Premises and operate its business therein, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within ninety (90) days after the Commencement Date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

ARTICLE 5

Adjustments Of Rent

5.01                                                                        Tax Escalation. For the purpose of Sections 5.01-5.06:

(a)                                  “Taxes” shall mean the real estate taxes and assessments and special assessments imposed upon the Building and the Land. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof;

(b)                                 “Base Tax Year” shall mean the fiscal year July 1, 2006 to June 30, 2007 inclusive. The Base Tax Years shall be adjusted if the Demised Premises are not delivered to Tenant for Tenant’s occupancy by October 1, 2006. Base Year Taxes shall be based upon a fully assessed and completed building with a permanent Certificate of Occupancy, or a temporary Certificate of Occupancy and at least ninety percent (90%) of the building occupied;

(c)                                  “Tax Year” shall mean the fiscal year for which Taxes are levied by the governmental authority;

(d)                                 “Tenant’s Proportionate Share” shall mean for purposes of this lease and all calculations in connection herewith Two and Three-Tenths percent (2.3%), which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the “Multiplication Factor”) and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 19,866 square feet and that the agreed rentable square foot area of the Building shall be deemed to be 856,000 square feet (hereinafter referred to as the “Building Area”).

(f)                                    “Tenant’s Projected Share of Taxes” shall mean the Tax Payment (as hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

5.02                                                                        If the Taxes for any Tax Year shall be more than the Base Tax Rate for any reason whatsoever, whether foreseen or unforeseen, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the “Tax Payment”.) The Tax Payment shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease. The Tax Payment shall be payable by Tenant within twenty (20) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord’s computation of the Tax Payment. If the Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may serve such demands upon, and the Tax Payment for such Tax Year shall be payable by Tenant, on a corresponding installment basis.

5.03                                                                        Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

5.04                                                                        Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant’s Proportionate Share of increases in Taxes then Landlord shall, in the event a rebate is obtained, return Tenant’s Proportionate Share of such rebate to Tenant after deducting Landlord’s expenses, including without limitation, attorneys’ fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as “Tax Expenses.

5.05                                                                        Commencing with the first Tax Year after Landlord shall be entitled to receive a Tax Payment, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant’s Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant’s Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant.

In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 5.02, and the amount of Tenant’s payment obligation with respect to such Tax Payment or installment pursuant to Section 5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith either (a) pay the amount of excess (the “Excess”) directly to Tenant concurrently with the notice or (b) permit Tenant to credit the Excess against the next payment of Tenant’s Projected Share of Taxes due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of the Excess, Landlord shall then pay the amount of any difference to Tenant. In the event any Excess remains after the Expiration Date, Landlord shall pay the Excess to Tenant promptly.

5.06                                                                                                                        (a)                                  Anything in this Article 5 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.0l hereof) shall require advance payments from the Landlord on account of Taxes, then Tenant will pay Tenant’s Proportionate Share of any amounts required to be paid in advance by Landlord with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate. Any payments to be made by Tenant under this Section 5.06(a) shall be made ten (l0) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease. There are presently no superior mortgage or lease holders with an interest in the Building or the Land;

(b)                                 Anything in Sections 5.01 through 5.06 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this Lease other than Sections 5.01 through 5.06.

5.07                        Expense Escalation.                                      For purposes of this Article:

(a)                                  “Operating Expenses” shall mean any or all expenses incurred by Landlord in connection with the operation of the Building, with at least 90% of the Building’s non-retail rentable footage leased and occupied, including all expenses incurred as a result of Landlord’s compliance with any of its obligations hereunder and such expenses shall include:  (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Landlord up to the grade of Building Manager only engaged in the operation and maintenance of the Building (The salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Manhattan); (ii) payroll taxes, workmen’s compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of Buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning and service contracts for the Building (if no managing agent is employed by Landlord, there shall be included in Operating Expenses a sum equal to 2.5% of all rents, additional rents and other charges collected from tenants or other permitted occupants of the Building); (vii) the amortized cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses: (viii) the cost incurred in connection with the maintenance and repair of the Building and (ix) the cost of Tenant’s use of the Building amenities listed in Section 18.06. Operating Expenses shall not include (A) administrative wages and salaries, above the level of building manager; (B) renting commissions; (C) franchise taxes or income taxes of Landlord; (D) Taxes on the Land and Building; (E) costs of painting and decorating expenditures for capital improvements except (1) those which under generally applied real estate practice are expenses or regarded as deferred expenses and (2) for capital improvements required by law or (3) for capital improvements which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to the Landlord’s actual cost of capital at the time of Landlord’s having incurred said expenditure;

(b)                                 “Operational Year” shall mean each calendar year or part thereof occurring during the Term of this lease;

(c)                                  “Base Operational Year” shall mean calendar year 2007, or such later year as the Building non-retail rentable square footage is leased and occupied;

(d)                                 “Base Operating Expenses” shall mean Operating Expenses for the Base Operational Year;

(e)                                  “Tenant’s Operational Proportionate Share” shall mean 2.3%;

(f)                                    “Actual Operating Expense Differential” shall mean the amount by which the Operating Expenses actually incurred by Landlord for the recently expired Operational Year actually exceeded the Base Operating Expenses;

(g)                                 “Tenant’s Projected Share of Operating Expense Increase” shall mean one-twelfth (1/12th) of the product of (i) Tenant’s Operational Proportionate Share, multiplied by (ii) the Actual Operating Expense Differential for the recently expired Operational Year; and

(h)                                 “Tenant’s Initial Projected Share of Operating Expense Increase” shall mean one-twelfth (1/12th) of the product of (i) Tenant’s Operational Proportionate Share multiplied by (ii) Landlord’s reasonable estimate of anticipated increases in Operating Expenses during the initial Operational Year over Operating Expenses in the prior calendar year;

(i)                                     “Tenant’s Actual Share of Operating Expense Increase” shall mean the product of (i) the Actual Operating Expense Differential multiplied by (ii) Tenant’s Operational Proportionate Share;

5.08                                                                        (a)                                  After the expiration of the Base Operational year, Landlord shall furnish Tenant with a written detailed statement (hereinafter referred to as the “Initial Operating Statement”) certified by Landlord’s accountant as being true and correct indicating (i) Base Operating Expenses, and (ii) Landlord’s computation of Tenant’s Initial Projected Share of Operating Expense Increase for the upcoming Operational Year;

(b)                                 After the expiration of the first Operational Year and each Operational year thereafter, Landlord shall furnish Tenant with a written detailed statement (hereinafter referred to as a “Subsequent Operating Statement”) certified by Landlord’s accountant as being true and correct indicating (i) actual amount of Operating Expenses for the recently expired Operational Year, (ii) Landlord’s computation of Tenant’s Projected Share of Operating Expense Increase for the upcoming Operational Year, and (iii) the amount of any discrepancy between Tenant’s Actual Share of Operating Expense Increase and Tenant’s Initial Projected Share of Operating Expense Increase and Tenant’s Initial Projected Share of Operating Expense Increase or Tenant’s Projected Share of Operating Expense Increase, as the case may be, for the recently expired Operational year.

(c)                                  Payments of rental in accordance with the

Initial Operating Statement and Subsequent Operating Statements shall be made at the times specified in Section 5.09.

5.09                                                                        (a)                                  Tenant shall pay to Landlord, as additional rent during the first Operational year Tenant’s Initial Projected Share of Operating Expense Increase, which shall be payable in equal monthly installments the first payment representing the payments retroactive to the first day of the current Operational Year and including the current month shall be made twenty (20) days after Tenant receives the Initial Operating Statement, and thereafter normal monthly payments shall be made on the first day of each month throughout the upcoming Operational Year and thereafter until receipt of the first Subsequent Operating Statement. If the first Subsequent Operating Statement furnished by Landlord to Tenant for the recently expired Operational Year shall indicate that Tenant’s Initial Projected Share of Operating Expense Increase exceeded Tenant’s Actual Share of Operating Expense Increase, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the first Subsequent Operating Statement or (b) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder. If, however, the first Subsequent Operating Statement shall indicate that Tenant’s Actual Share of Operating Expense Increase exceeded Tenant’s Initial Projected Share of Operating Expense Increase, Tenant shall, within twenty (20) days, pay the amount of such excess to Landlord as additional rent;

(b)                                 Tenant shall pay to Landlord, as additional rent during each subsequent Operational year, Tenant’s Projected Share of Operating Expense Increase, which shall be payable in equal monthly installments, the first payment representing the payments retroactive to the first day of the current Operational Year and including the current month after crediting Tenant with payments made for the current Operational Year but prior to the receipt of a Subsequent Operating Statement, and which shall be made twenty (20) days after Tenant receives a Subsequent Operating Statement, and thereafter normal monthly payments shall be made on the first day of each month throughout the upcoming Operational Year and thereafter until receipt of the next Subsequent Operating Statement. If a Subsequent Operating Statement furnished by Landlord to Tenant for a recently expired Operational Year shall indicate that Tenant’s Projected Share of Operating Expense Increase Exceeded Tenant’s Actual Share of Operating Expense increase, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the Subsequent Operating Statement or (b) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder. Any excess attributable to the last Operational Year (or part thereof) occurring during the term of this Lease, provided Tenant shall not exercise any of its renewal options set forth in Article 39 hereof or such renewal options shall not apply, shall be paid by Landlord to Tenant within thirty (30) days after delivery of the final Subsequent Operating Statement provided Tenant shall have surrendered possession of the Demised Premises to Landlord in the manner required hereunder and further provided Tenant shall not then be in default of any of the terms, covenants or conditions of this Lease on Tenant’s part to observe or perform after the giving of any required notice and expiration of any applicable grace or cure period. If, however, the Subsequent Operating Statement shall indicate that Tenant’s Actual Share of Operating Expense Increase exceeded Tenant’s Projected Share of Operating Expense Increase, Tenant shall, within twenty (20) days, pay the amount of such excess to Landlord as additional rent;

(c)                                  Anything in Sections 5.07 through 5.11 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.07 through 5.11. The amounts payable pursuant to Sections 5.07 through 5.11 shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the term of this lease.

5.10                                                                        The Initial Operating Statement and every Subsequent Operating Statement given by Landlord shall be conclusive and binding upon Tenant unless Tenant shall (a) notify Landlord within sixty (60) days after its receipt of such statement that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect and (b) submit its dispute to arbitration within one hundred twenty (120) days after its receipt of the Initial Operating Statement or Subsequent Operating Statement, as the case may be, if such dispute shall not theretofore be settled by agreement between Landlord and Tenant. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such disputed Initial Operating Statement or Subsequent Operating Statement, as the case may be, pay any additional rent due in accordance therewith, but such payment shall be without prejudice to Tenant’s right to dispute such statement. If the dispute shall be resolved in Tenant’s favor, Landlord shall, within ten (10) days after Tenant’s demand, pay Tenant the amount of the overpayment, if any, resulting from Tenant’s compliance with the disputed Initial Operating Statement or Subsequent Operating Statement. Landlord agrees to grant Tenant reasonable access to Landlord’s books and records with respect to the Building for the purpose of verifying Operating Expenses incurred by Landlord. In the event of any dispute submitted to arbitration hereunder, Landlord shall make its books and records governing Operating Expenses available for inspection at least thirty (30) days prior to a scheduled arbitration hearing.

5.11                                                                           Landlord’s failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this Article 5, or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Notwithstanding the foregoing, if Landlord shall fail to deliver to Tenant any bill, notice, statement or demand for a period of three (3) years following the expiration of the period for which the tax or operating costs are due, Landlord shall waive its right to collect such amounts from Tenant. Tenant’s liability for the amounts due under this Article 5 shall survive the expiration of the Term.

5.12                                                                           Tenant shall also pay as additional rent a charge for electrical use of $59,598 per year, payable in equal monthly installments of $4,966.50.

ARTICLE 6

Non-Liability and Indemnification

6.01                                                                        Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence or willful acts of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted and use related to Tenant’s business, will be brought upon or be kept in the Demised Premises.

6.02                                                                        (a) Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord’s or Tenant’s account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees occurring within the scope of their respective employments, agents or contractors, and (b) all costs, expenses and liabilities (including reasonable attorneys fees) incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

(b) Landlord shall indemnify and save harmless Tenant from and against any and all claims arising from Landlord’s negligence or willful act.

6.03                                                                        Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord’s reasonable control. Notwithstanding the foregoing, if there has been a continuous major interruption in services due to the causes stated in this Section 6.03, resulting in Tenant being unable to carry out its business, for a period exceeding six (6) months, Tenant shall have the right to terminate this Lease on written notice to Landlord.

ARTICLE 7

Subordination, Notice To Lessors And Mortgagees

7.01                                                                        This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as “superior leases” and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as “superior mortgages” and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a “lessor”.

7.02                                                                        In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

7.03                                                                        If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein sometimes referred to as “successor landlord”) and upon successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not:

(a)                                  be liable for any previous act or omission of Landlord under this lease;

(b)                                 be subject to any offset, not expressly provided for in this lease, which shall have theretofore accrued to Tenant against Landlord;

(c)                                  be bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month’s fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease.

7.04                                                                        Landlord represents to Tenant that as of the date hereof, Landlord is the fee owner of both the Land and the Building and there are no superior leases affecting Landlord’s interest in the Land or Building.

7.05                                                                                                                        (a)                                  The subordination of this lease to superior leases hereafter existing in accordance with Section 7.0l is subject to the express conditions that so long as this lease shall be in full force and effect in the event of termination of the term of any such superior lease by reentry, notice, summary proceedings, or other action or proceeding, or if the term of such superior lease shall otherwise terminate or expire before the termination or expiration of the term of this lease, (i) Tenant shall not be made a party to any action or proceeding to remove or evict Tenant or the tenant under such superior lease, or to disturb its possession by reason of, or based upon, such termination or expiration of the term of such superior lease, and (ii) this lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or lessor of such superior lease, as the case may be, upon all of the obligations of this lease, except that said owner or lessor shall not:

(x)                                   be liable for any previous act or omission of any prior landlord (including Landlord) under this lease;

(y)                                 be subject to any offset, not expressly provided for in this lease, that shall have theretofore accrued to Tenant against Landlord; or

(z)                                   be bound by (1) any previous modification of this

lease, not expressly provided for in this lease or consented to by such owner or lessor, or (2) any previous prepayment of more than one month’s fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease through, or by reason of which, said owner or lessor shall have succeeded to the rights of Landlord under this lease.

(b)                                 If requested by the then owner of the fee or the lessor of such superior lease, or any mortgage holder, Tenant and such owner or lessor shall execute and deliver a non-disturbance agreement with such owner or lessor on the terms set forth in this Section 7.05 plus such additional terms and provisions as are then customarily contained in such owner’s or lessor’s form of non-disturbance agreement.

7.06                                                                                                                        (a)                                  The subordination of this lease to the liens of superior mortgages hereafter existing in accordance with Section 7.0l is subject to the express condition that, so long as this lease shall be in effect: (i) Tenant shall not be named or joined in any action or proceeding to foreclose any such mortgage, (ii) such action or proceeding shall not result in a cancellation or termination of the term of this lease, and (iii) if the holder of any such mortgage becomes the owner of the fee or the assignee of any superior lease referred to in Section 7.0l, or the lessee of any other lease given in substitution therefor, or if the Land or the Building shall be sold as a result of any action or proceeding to foreclose such mortgage, this lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the then lessee of such superior lease, the lessee of any other lease given in substitution therefor, or such purchaser of the Land or Building, as the case may be, upon all of the obligations of this lease, except that such owner, lessee, or purchaser shall not:

(x)                                   be liable for any previous act or omission of any prior landlord (including Landlord) under this lease;

(y)                                 be subject to any offset, not expressly provided for in this lease, that shall have theretofore accrued to Tenant against Landlord; or

(z)                                   be bound by (1) any previous modification of this lease entered into after the date of such superior mortgage, unless such modification is expressly provided for in this lease or consented to by such owner, lessee or purchaser or (2) any previous prepayment of more than one month’s fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which, such owner, lessee, or purchaser shall have succeeded to the rights of Landlord under this lease.

(b)                                 If requested by the holder of any such mortgage, Tenant shall execute and deliver a non-disturbance agreement with such holder on the terms set forth in this Section 7.06, plus such additional terms and provisions as are then customarily contained in such holder’s form of non-disturbance agreement.

7.07                                                                        Provided Landlord shall not incur any expense (unless Tenant agrees in writing to pay and thereafter on Landlord’s demand, does pay such expense) or be required to renegotiate or modify the provisions of any superior mortgage, Landlord agrees that it will request and thereafter diligently pursue from the holder of any superior mortgage a non-disturbance agreement on such holder’s then customary form for the benefit of Tenant, to the effect that as long as Tenant is not in default after notice and the expiration of any applicable cure period in the payment of fixed rent or additional rent or any of the other covenants and conditions of this Lease, its rights as Tenant hereunder shall not be terminated or materially reduced and its rights shall not be materially increased and the possession of Tenant shall not be disturbed by the holder of such superior mortgage or by any proceedings on the debt which any such mortgage secures or by virtue of a right or power contained in any such mortgage or the bond or note secured thereby and that any sale at foreclosure will be subject to this Lease. No non-disturbance agreement shall materially modify or materially reduce Tenant’s rights under this Lease or materially increase Tenant’s obligations hereunder. Any form of agreement executed by Tenant and such holder pursuant to the provisions of this Section 7.07 shall be deemed to satisfy the conditions hereof.

7.08                                                                        Provided Landlord has requested and diligently pursued a non-disturbance agreement from the holder of any superior mortgage for the benefit of Tenant as provided in Paragraph 7.07, the inability of Landlord to obtain the agreement referred to in Section 7.07 above, shall not be deemed a default on Landlord’s part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof or affect the validity of this Lease.

ARTICLE 8

Quiet Enjoyment

8.01                                                                        So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 7, to the superior leases and the superior mortgages.

ARTICLE 9

Assignment And Subletting

9.01                                                                        Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be withheld by the Landlord for any or no reason, at its sole discretion. Only in the event of a change in majority control of Tenant, shall Landlord be required to agree to an assignment of this Lease, subject to the termination rights stated in Section 1.03. Under no circumstances shall such successor holder of a majority interest in Tenant be permitted to further assign this Lease, or sublet any portion of the Premises. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. Notwithstanding the foregoing, Tenant shall be permitted to sublease portions of the Demised Premises to affiliates of Tenant, “affiliates” being defined as entities under the control of, controlled by, or under common control with Tenant.

9.02                                                                        (a) Subject to Section 9.02(b), if Tenant shall at any

time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than 30 nor more than 180 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (i) sublease such space (hereinafter referred to as the “Leaseback Space”) from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) subject to the further provisions of this Section 9.02 terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises expiring within the last two (2) years of the original term or the “Renewal Term” of this Lease and Tenant has not exercised the “Renewal Option” with respect to the original term, as such quoted terms are hereinafter defined). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this lease nor sublet such space to any person.

(b)  Provided Tenant shall not then be in default of any of the terms, covenants or conditions of this lease on the Tenant’s part to observe or perform, Landlord agrees that it shall not exercise its options under this Section 9.02 with respect to subleases proposed by Tenant, provided such sublease(s), when aggregated with all other subleases entered into (or then pending) by Tenant, do(es) not exceed fifteen thousand two hundred eighty six (15,286) rentable square feet.

9.03                                                                        If Landlord exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date and the parties shall thereafter owe no further obligations to the other except as provided to the contrary in this lease.

9.04                                                                        If Landlord exercises its option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence and the parties shall thereafter owe no further obligations to the other except as provided to the contrary in this lease; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Landlord, at Tenant’s expense shall make such alterations as may be required or deemed reasonably necessary by Landlord to physically separate such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation, provided Tenant or the proposed sublessee was required to physically separate such part of the Demised Premises from the balance of the Demised Premises under the proposed sublease, but if such subletting did not require Tenant or the proposed sublessee to physically separate such part of the Demised Premises from the balance of the Demised Premises, then Landlord shall cause such portion of the Demised Premises to be physically separated at the Landlord’s expense.

9.05                                                                        If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) (hereinafter referred to as the “Recapture Sublessee”) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

(a)                                  be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

(b)                                 be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

(c)                                  give the Recapture Sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this lease less one (1) day;

(d)                                 provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

(e)                                  also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

(f)                                    provide that the Recapture Sublessee shall pay to the Tenant the lower of (i) the amount, if any, that Tenant would have been entitled to retain pursuant to the provisions of Section 9.10(b) hereof if Tenant had entered into a sublease with the proposed subtenant pursuant to the proposed sublease or (ii) fifty (50%) percent of the amount, if any, by which the fixed rents, additional rents and other charges payable by any further sublessee of the Recapture Sublessee during the term of any further sublease (on a square foot basis) exceeds the fixed and additional rent payable by the Tenant under this Lease (on a square foot basis) during the term of such further sublease in respect of the subleased space, less the amounts incurred by the Recapture Sublessee for the items set forth in Section 9.10(a)(2)(B). Such amounts, if any, shall be paid to Tenant as and when received by the Recapture Sublessee from the further sublessee. The sums payable by the Recapture Sublessee to the Tenant under this Section 9.05(f) shall not include any rents, additional rents or other charges payable by any further sublessee of the Recapture Sublessee on account of the First Floor Premises.

9.06                                                                                                                        (a)                                  If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

(b)                                 Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

(c)                                  Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

9.07                                                                        In the event Landlord does not exercise an option provided to it pursuant to Section 9.02 and providing that Tenant is not in default of any of Tenant’s obligations under this lease after notice and the expiration of any applicable grace period, Landlord’s consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease, which may be withheld for any or no reason at Landlord’s sole discretion, may issue, provided and upon condition that:

(a)                                  Tenant shall have complied with the provisions of Section 9.02 and Landlord shall not have exercised any of its options under said Section 9.02 within the time permitted therefor;

(b)                                 In Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building of which Tenant has been advised;

(c)                                  The proposed assignee or subtenant is a reputable entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(d)                                 Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building. For purposes of this lease

“control” shall be deemed to mean ownership of more than 50% of all the voting stock of a corporate or more than 50% of all the legal and equitable interest in any other business entity;

(e)                                  The proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

(f)                                    The form of the proposed lease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

(g)                                 There shall not be more than two (2) subtenants (including Landlord or its designee) on any floor of the Demised Premises or more than a total of four (4) subtenants (excluding Landlord or its designee) in the Demised Premises;

(h)                                 The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 9.02;

(i)                                     Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, with- out limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

(j)                                     Tenant shall not have (i) advertised or publicized in any way the availability of the Demised Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Premises for subletting or assignment, at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building.

(k)                                  The sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption or (ii) for use by a foreign or domestic governmental agency.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or sub- tenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 9.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 9.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, but such indemnity shall not apply to any transaction which Landlord may enter into with a proposed assignee or subtenant of the Landlord.

9.08                                                                        In the event that (a) Landlord fails to exercise any of its options under Section 9.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 90 days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 9.02 before assigning this lease or subletting all or part of the Demised Premises.

9.09                                                                        With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

(a)                                  no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

(b)                                 no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c)                                  each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one month’s rent.

9.10                                                                        If the Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(a)                                  in the case of an assignment, other than a Permitted Assignment hereunder to a successor entity by asset or stock sale, an amount equal to the product of (1) fifty (50%) percent multiplied by (2)  the difference between (A) all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or underdepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and (B) the reasonable actual out-of-pocket expenses incurred by Tenant for preparing the Demised Premises for the assignee or the amount of any contributions made by Tenant to the cost of such preparation, legal fees and brokerage commissions; and

(b)                                 in the case of a sublease, the product of (1) fifty (50%) percent multiplied by (2) the difference between (A) any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or underdepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and (B) the reasonable actual out-of-pocket expenses incurred by Tenant for preparing the Demised Premises (or applicable portion thereof) for the subtenant or the amount of any contributions made by Tenant to the cost of such preparation (in either case, amortized over the term of the sublease on a straight-line basis), legal fees and brokerage commissions. The sums payable under this Section 9.10(b) shall be paid to Landlord as and when payable by the subtenant to Tenant. The provisions of this subparagraph 9.10(b) shall not apply to subleases to affiliates of Tenant.

9.11                                                                        If Tenant is a corporation or partnership, the provisions of Section 9.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interest of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this lease; said provisions shall also apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred or to any corporation or other entity which controls or is controlled by Tenant or is under common control with Tenant, including any event of merger, consolidation or transfer of substantially all of Tenant’s assets. The above referenced provisions shall not apply to Tenant’s stock being sold on a nationally recognized exchange.

9.12                                                                        Any assignment or transfer, whether made with Landlord’s consent pursuant to Section 9.01 shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

9.13                                                                        The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

9.14                                                                        The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Premises or to the use or occupancy thereof by others.

9.15                                                                        Tenant hereby agrees that the elevator lobby and public hallways on any floor on which Tenant shall have subleased space to a subtenant shall conform in all respects (including, without limitation, colors schemes) to either (a) the elevator lobby and hallways (if any) on other floors leased to Tenant (if Tenant has leased more than one (l) floor from Landlord) or (b) Landlord’s then building standard for elevator lobbies and public hallways on multi-tenanted floors of the Building, or shall otherwise be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, prior to the commencement of work thereon, notwithstanding anything in this lease to the contrary.

ARTICLE 10

Compliance With Laws And Requirements

Of

Public Authorities

10.01                 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall com- ply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s use of the Demised Premises, as distinguished from its mere occupancy of the Demised Premises for executive and general office purposes, (ii) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, as distinguished from its mere occupancy of the Demised Premises for the executive and general office purposes, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant’s obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

10.02                 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(a)                                  Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

(b)                                 Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonably attorney’s fees and other expenses reasonably incurred by Landlord;

(c)                                  such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

(d)                                 Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

10.03                 Tenant shall not cause or permit “Hazardous Materials” (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Section 10.03, the parties agree that Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, and equity (a) have the right to require Tenant to remove any such Hazardous Materials from the Demised Premises or the Building in the manner prescribed for such removal by all requirements of law and (b) have the right to obtain a court order granting an injunction against Tenant’s violation of the foregoing provisions, application for such injunction to be made without notice. The provisions of this Section 10.03, shall survive the expiration or sooner termination of this lease.

10.04                 Landlord represents to Tenant that, on or before the Commencement Date, all asbestos containing material will have been removed from the Demised Premises to the extent required by laws and/or requirements of public authorities and that, to the best of its knowledge, the Building is in compliance with all laws and/or requirements of public authorities relating to asbestos containing material. To the extent such representations are inaccurate, Landlord, as its sole liability for such inaccuracy, shall, at its sole cost and expense, cause the Demised Premises and/or the Building to comply with all such laws and requirements. On or before the Commencement Date, Landlord will deliver to Tenant a certificate from Landlord’s asbestos abatement contractor to the effect that there is no asbestos containing material in the Demised Premises.

ARTICLE 11

Insurance

11.01                 Tenant shall not knowingly violate, or permit the violation of any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises, except as may be expressly provided to the contrary in this lease, which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.03) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

11.02                 The parties acknowledge that Landlord currently provides Tenant with all of its insurance coverage. In the event that such practice were to be discontinued for any reason, the following provisions shall apply.

(a) Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) ten (l0) days from the date of this lease and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

(i)                                     for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the state of New York and the limits of liability thereunder shall not be less than the amount of Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damages. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any;

(ii)                                  Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant’s Work located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York.

(iii)                               Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be modified or cancelled except upon fifteen (15) days’ notice to Landlord, together with evidence of payment for the policy. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant’s default. However, prior to declaring a default for breach of the provisions herein, Landlord shall deliver Tenant a notice of default and Tenant shall have five (5) business days to cure said default.

11.03                 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant’s option Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium upon demand accompanied by evidence of such additional premium. In the event that Tenant shall have been named as one of the assureds in any of Landlord’s policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant’s policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

11.04                 If, by reason of a failure of Tenant to com- ply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

11.05                 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 11.03, the dispute shall be determined by arbitration.

11.06                 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

ARTICLE 12

Rules and Regulations

12.01                 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations promulgated from time to time by Landlord with respect to conduct in the Building, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

12.02                 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

ARTICLE 13

Alterations, Renovations and Tenant’s Changes

13.01                 Tenant shall make no alterations, renovations, decorations or any other changes to the Demised Premises without the written consent of the Landlord which may be withheld for any or no reason, at Landlord’s sole discretion. Tenant may from time to time during the term of this lease, at its expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as “changes” and, as applied to changes provided for in this Article, “Tenant’s Changes”) in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

(a)                                  the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

(b)                                 no part of the Building outside of the Demised Premises shall be physically affected;

(c)                                  the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased beyond the capacity of the systems servicing the Demised Premises;

(d)                                 in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

(e)                                  before proceeding with any Tenant’s Changes, Tenant will submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done, and proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant’s Changes, all for Landlord’s approval, which approval may be withheld for any or no reason, at Landlord’s sole discretion. Additionally, before proceeding with any Tenant’s Changes, Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make reasonable revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.

13.02                 (a)Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant’s Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant’s Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter’s reasonable satisfaction) as not to impose any additional expense upon, Landlord in the renovation, maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant’s Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in Section 11.02 hereof, in which Landlord and its agents shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant’s Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant’s Changes. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant’s Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing. All electrical and plumbing work in connection with Tenant’s changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon the completion of Tenant’s Changes Tenant shall furnish to Landlord a complete set of “as-built” plans and specifications. If laws and/or requirements of public authorities require Tenant to prepare, maintain or submit “as-built” plans and specifications in connection with any Tenant’s Changes, Tenant shall furnish a complete set of same to Landlord.

(b)  The provisions of Subparagraph 13.2 above shall not apply to the initial Work being done by Landlord pursuant to Articles 3 and 4 of this Lease.

13.03                 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic’s and other liens filed in connection with Tenant’s Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens, or shall bond any such lien within thirty (30) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of Section 10.02.

13.04                 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would reasonably be likely to create any work stoppage, picketing, labor disruption or dispute or violate Landlord’s union contracts affecting the Land and/or Building nor unreasonably interfere with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant’s Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises. The immediately preceding sentence shall not apply to the initial move-in or Work done during normal business hours relating to the Work.

ARTICLE 14

Tenant’s Property

14.01      All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

14.02      All panelling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant’s Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises o0.r to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord’s expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

14.03      At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant’s obligation herein shall survive the termination of the lease. Notwithstanding the foregoing, Tenant shall have no obligation to remove any of the initial improvements made to the Premises pursuant to Article 3 of this Lease.

14.04      Any other items of Tenant’s Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit.

ARTICLE 15

Repairs And Maintenance

15.01      Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly pay the cost of all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant’s Work or Tenant’s Changes, (ii) the installation, use or operation of Tenant’s Property in the Demised Premises, (iii) the moving of Tenant’s Property in or out of the Building, or (iv) the

misuse or neglect of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of a destruction of all or any part of the Demised Premises due to a cause referred to in Article 22 of this lease, Landlord’s neglect or other fault in the manner of performing any of Tenant’s Work, Additional Work or Tenant’s Changes which may be undertaken by Landlord for Tenant’s account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace or repair all scratched, damaged or broken doors or other interior glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by Landlord’s Building personnel, or contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval may be withheld for any or no reason, at Landlord’s sole discretion.

15.02      Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good, safe and clean working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

15.03      Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant’s use of the Demised Premises, and access thereto.

ARTICLE 16

Electricity

16.01                      (a)           Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

16.02    Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.

16.03      Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, beyond that on Tenant’s approved plans per the attached exhibit, for initial occupancy, other than lamps, typewriters and other office machines which operate utilizing only the standard electrical current available in a duplex receptacle outlet without the need for any special wiring or dedicated lines which consume comparable amounts of electricity, without the Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload or exceed the electrical capacity of the electrical circuits, risers, feeders or wiring servicing the Demised Premises.

16.04      (a)  Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant’s sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord’s property upon the expiration or sooner termination of this Lease.

(b)  Landlord covenants that the electrical service to the Demised Premises shall never be reduced below that necessary for the Tenant to operate its business.

ARTICLE 17

Heat, Ventilation And Air-Conditioning

17.01      Landlord, at its expense, shall supply condenser water and fresh air from May 1st to October 31st during Business Hours of Business Days (as such terms are hereinafter defined) as may reasonably be required to operate any ventilating and air-conditioning systems which are installed in the Demised Premises. “Business Hours” and “regular hours” shall mean the hours between 8:00 a.m. and 6:00 p.m. on Business Days (other than holidays). “Business Days” shall mean all days except Saturdays, Sundays and days observed by the Federal or the state government as legal holidays or building service employees’ union holidays. Landlord, at its expense, shall supply heat from November 1 to April 30 during Business Hours of Business Days. If Landlord shall charge for condenser water and fresh air outside of Business Hours, Tenant shall be charged at the lowest rate Landlord charges to any of its wholly-owned units.

ARTICLE 18

Landlord’s Other Services; Use of Common Facilities

18.01      Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times.

18.02      Landlord, at its expense, shall cause the Demised Premises to be cleaned in accordance with the cleaning specifications then in effect for the Building, as referenced in Exhibit F attached hereto, as such may be changed from time to time. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord obligations hereunder.

18.03      Landlord, at its expense, shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for a separate kitchen facility, Landlord, at Tenant’s expense, shall install meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord’s cost thereof, on the rendition of Landlord’s bills therefor.

18.04      Landlord, at its expense, and on Tenant’s request, shall maintain the original listings on the Building directory of the names of Tenant and other permitted occupants, in a manner and number consistent with Landlord’s treatment of its wholly-owned units. Tenant shall also be entitled to signage in the lobby of the floor of which the Demised Premises are a part, such signage to be consistent in size and design with the signage on other floors.

18.05      Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, when- ever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control.

18.06      Tenant and its employees shall be permitted to use Landlord’s employee and other amenity common areas in the Building, including but not limited to the Third Floor employee’s cafe, fitness center, and conference and private dining facilities on the Forty-First Floor, and the broadcast studio space. Also, Tenant will pay its pro rata share for mail delivery services, IT support and other similar services on a basis consistent with Landlord’s charges to its other wholly-owned profit centers. Tenant will be charged by Landlord for such access and services as Operating Expenses.

18.07      Any out-of-pocket costs for Tenant’s use for conference space, food, catering and the like, will be billed directly to Tenant as incurred. Use of the Landlord’s Board Room will not be billed to Tenant, except for out of pocket costs such as catering.

ARTICLE 19

Access, Changes in Building Facilities

And/or Name, Building Sign

19.01      All portions of the Building except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord except as provided to the contrary in Section

1.02 hereof.

19.02      Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

19.03      Landlord or Landlord’s agent shall have the right, upon reasonable prior notice (except in emergency under clause (ii)  hereof), which notice need not be written notwithstanding anything in this lease to the contrary, to enter and/or pass through the Demised Premises or any part thereof, during Business Hours of Business Days (and at any time in the case of emergencies) (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant’s use of the Demised Premises. Landlord shall prosecute such repairs, changes, repainting or maintenance with due diligence and use reasonable efforts, which shall not be deemed to include the use of overtime labor, to minimize interference with the conduct of Tenant’s business due to Landlord’s exercise of its rights pursuant to the immediately preceding sentence. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.

19.04      During the period of twelve (12) months prior to the Expiration Date or the expiration date of the Renewal Term, and upon prior notice to Tenant which may be by telephone, Landlord may exhibit the Demised Premises to prospective tenants unless with respect to the Expiration Date, Tenant has theretofore exercised the Renewal Option.

19.05      Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided Landlord shall not materially diminish Tenant’s access to the Demised Premises.

19.06      For the purposes of Article 19, the term “Landlord” shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

ARTICLE 20

Notice of Accidents

20.01      Tenant shall give written notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 21

Non-Liability and Indemnification

21.01      Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence, wrongful act or wrongful omission of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

21.02      Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord’s or Tenant’s account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees occurring within the scope of their respective employments, agents or contractors, and (b) all costs, expenses and liabilities (including reasonable attorneys fees) incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall resist and defend such action or proceeding.

21.03      Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord’s reasonable control.

ARTICLE 22

Destruction or Damage

22.01      If the Building or the Demised Premises or access thereto, shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of Section 22.03. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to be substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy. No rent shall abate on account of any damage to the First Floor Premises.

22.02      If the Building or the Demised Premises or access thereto shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this lease, by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control. In case of any damage or destruction mentioned in this Article occurring in the last year of the original term of this Lease (provided Tenant has not theretofore exercised the First Renewal Option) or occurring in the last year of the First Renewal Term (provided Tenant has not theretofore exercised the Second Renewal Option) or occurring in the last year of the Second Renewal Term, Tenant may terminate this Lease on written notice to Landlord.

22.03      If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees or agents (and if this lease shall not have been terminated as in this Article provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any Tenant’s Work or “Additional Work” (as hereinafter defined).

22.04      No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant’s use and occupancy.

22.05      Intentionally Deleted

22.06      Landlord will not carry insurance of any kind on Tenant’s Property or Tenant’s Work or Additional Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

22.07      The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 23

Eminent Domain

23.01      If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the “date of the taking”), and the rents shall be prorated and adjusted as of such date.

23.02      If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking, if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business or if Tenant shall not have reasonable access to the Demised Premises. Tenant shall give notice of such election to Landlord not later than sixty (60) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining. No rent shall abate on account of any taking of the First Floor Premises.

23.03      Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant’s moving expenses, the value of Tenant’s fixtures or Tenant’s Changes which do not become part of the Building or property of the Landlord, provided however that Landlord’s award is not thereby reduced or otherwise adversely affected.

23.04      If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises (other than the First Floor Premises and, if so awarded, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises and compensation for use and occupancy of the First Floor Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

23.05      In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

23.06      Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord there- for, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

23.07      Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

ARTICLE 24

Surrender

24.01      On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and damage by fire or other casualty, and Tenant shall remove all of Tenant’s Property, and any improvements made subsequent to those initial improvements made pursuant to Article 3 of this Lease, therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

ARTICLE 25

Conditions of Limitation

25.01      To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a)  at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

25.02      This lease and the term and estate hereby granted are subject to the further limitation that:

(a)           whenever Tenant shall default in the

payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for three (3) days after Landlord shall have given Tenant a notice specifying such default; or

(b)           whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

(c)             whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or

(d)           whenever Tenant shall abandon (as distinguished from temporary vacating) the Demised Premises (unless as a result of a casualty), or

(e)           when Tenant shall be in default in the observance or performance of its obligations under any other lease in the Building, then in any of said cases set forth in the foregoing Subsections (a), (b), (c) (d) and (e), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten (10) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26

Re-Entry By Landlord

26.01      If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of
Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry,

by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02      In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03      If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against and to the extent of any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27

Damages

27.01      If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)           a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

(1)           the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

(2)           the aggregate rental value of the Demised Premises for the same period; or

(b)           sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises shall be relet for a period shorter than the remaining term of this Lease and Landlord shall actually receive during such period, net rents in excess of the sums payable by Tenant to Landlord under this Lease during such period, then Landlord shall credit the amount of such excess against the sums payable by Tenant under this Lease during such subsequent periods for which the Demised Premises are not so relet. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, in the case of an unaffiliated, bona fide third party only, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

27.02      Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly pro- vided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

ARTICLE 28

Waiver

28.01      Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

28.02      In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by

Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim (except for a mandatory counterclaim which would be waived if not asserted) brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

28.04      The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord’s reasonable charges for any additional services provided.

28.05      If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

(a)           throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

(b)           if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

thereafter, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

ARTICLE 29

No Other Waivers Or Modifications

29.01           The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02           The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

(a)         no agreement to accept a surrender of all or any

part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting.

(b)        the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

(c)         no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

ARTICLE 30

Curing Tenant’s Defaults, Additional Rent

30.01                           (a)           If Tenant shall default in the performance of any of Tenant’s obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

(b)        If Tenant is late in making any payment due to Landlord from Landlord under this lease for five (5) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the greater of (A) one and 25/100 (1.25%) percent per month or (B) two (2%) percent per annum over the then prime rate of Chase Manhattan Bank, N.A. but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New York.

30.02      Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 31

Broker

31.01           Landlord and Tenant covenant, warrant and represent to each other that there was no broker or finder instrumental in consummating this lease and that no conversations or negotiations were had by such party with any broker or finder concerning the renting of the Demised Premises.

Landlord and Tenant agree to indemnify and hold the other harmless from and against any actions, suits or claims (including, without limitation, legal fees, costs and expenses) for a brokerage, finder or other commission or fee arising out of any conversations or negotiations had by such party with any broker or finder concerning the renting of the Demised Premises.

ARTICLE 32

Notices

32.01           Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, only if sent by a) personal delivery, b) reputable overnight courier or c)registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the expiration of the normal period of time for delivery of mail from the post-office of origin to the post-office of destination. Notices to Tenant shall be sent to the attention of David Barrett, with a copy to: Jonathan Mintzer. Notices to Landlord shall be sent to Chief Financial Officer, with a copy to: Real Estate Counsel. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.

ARTICLE 33

Estoppel Certificate, Memorandum

33.01           Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days’ prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant’s Statement shall contain such other information relating to this Lease and the Demised Premises as shall be reasonably required by the holder or proposed holder of any superior mort- gage or the lessor or proposed lessor under any superior lease.

33.02           At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a mutually acceptable memorandum with respect to this lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease.

ARTICLE 34

Arbitration

34.01           Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

34.02           The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

34.03           If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

34.04           All the expenses of the arbitration shall be borne by the parties equally.

ARTICLE 35

No Other Representations, Construction,

Governing Law, Consents

35.01           Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the “lease documents”. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

35.02           If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

35.03           This lease shall be governed in all respects by the laws of the State of New York.

35.04           Wherever in this lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreason- ably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

ARTICLE 36

Parties Bound

36.01           The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

36.02           If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to off- set against the rents payable under this lease, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises.

ARTICLE 37

Certain Definitions And Construction

37.01           For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit E annexed hereto shall be utilized.

37.02           The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

ARTICLE 38

Adjacent Excavation And Construction; Shoring; Vaults

38.01           If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

38.02           No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

ARTICLE 39

Right of First Refusal

39.01           Tenant shall have no right of first refusal on any space in the Building.

ARTICLE 40

Assumption of Tenant’s Current Lease

40.01        As of the date of execution of this Lease, Tenant occupies premises at 888 Seventh Avenue (the Current Premises) in the City, County and State of New York pursuant to lease, (hereinafter the “Current Lease”). Landlord hereby agrees that it shall assume of all rights and obligations of Tenant under the current Lease on the later of July 1, 2006 or the date on which Tenant completely vacates the Current Premises and surrenders them to Landlord. Landlord hereby agrees to indemnify and hold harmless Tenant from any claim for rent or additional rent due under the lease after the date that Tenant vacates the current Premises.

ARTICLE 41

Renewal Option

41.01           Provided that this Lease shall be in full force and effect without an uncured monetary default on the part of Tenant hereunder, on the Expiration Date, Tenant shall have the option (hereinafter referred to as the “Renewal Option”) to renew this Lease for a renewal term (hereinafter referred to as the “Renewal Term”) of ten (10) years, to commence on the day next succeeding the Expiration Date and to expire on the day which shall be the tenth (10th) anniversary of the Expiration Date. Tenant shall exercise the Renewal Option by sending written notice thereof (hereinafter referred to as a “Renewal Notice”) to Landlord by certified mail, return receipt requested, on or before the day which shall be twelve (12) months next preceding the Expiration Date. If Tenant shall send a Renewal Notice within the time and in the manner hereinbefore provided, this Lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions hereinafter contained. If Tenant shall fail to send a Renewal Notice within the time and in the manner hereinbefore provided, the Renewal Option shall cease and terminate, and Tenant shall have no further options to renew this Lease.

41.02           The Renewal Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease for the original term hereof, except that:

(a)           Any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to the Renewal Term (including, without limitation, Articles 3 and 4 and Exhibit C hereof with respect to the Renewal Term) shall not apply during the Renewal Term;

(b)  The annual fixed rent payable by Tenant during the Renewal Term, (the Renewal Fixed Rent) subject to adjustments as otherwise provided in this Lease, shall be at Fair Market Value, which shall be determined as follows in the succeeding sections of this Article, but in no event shall it be less than the fixed rent payable for the last year under this Lease. Furthermore, the Renewal Fixed Rent shall be adjusted on the Fifth Anniversary of the Renewal Term (June 30, 2022) to reflect Fair Market Rent (the Adjusted Renewal Fixed Rent). The Adjusted Renewal Fixed Rent shall not be less than the higher of a) the fixed rent under this lease or b) the Renewal Fixed Rent.

41.03      Landlord and Tenant shall have twenty (20) days after Landlord receives the exercise notice in which to agree on the Renewal Fixed Rent during the Renewal Term. In no event shall the Renewal Fixed Rent for the Renewal Term be less than the Fixed Rent in effect immediately prior to the Extension Term in question.

41.04  If Landlord and Tenant are unable to agree upon the Renewal Fixed Rent for the Renewal Term within such twenty (20) day period, then within ten (10) days after the expiration of the twenty (20) day period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least ten (10) years of experience appraising the rental value of commercial space comparable to the Premises in the Midtown Manhattan area, to determine the Fair Market Rent. Fair Market Rent shall mean the monthly amount that a willing, new tenant would pay and a willing landlord would accept at arm’s length for space in a comparable building, with comparable improvements, in a comparable location, based upon highest and best use and giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, size and location of premises being leased and other generally applicable terms and conditions of tenancy. If the two (2) appraisers are unable to agree on the Fair Market Rent for the Renewal Term within fifteen (15) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Fair Market Rent for the Renewal Term and shall each deliver to the third appraiser within such five (5) day period such appraiser’s written determination of the Fair Market Rent. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within ten (10) days after the selection of the third appraiser, the third appraiser shall select one of the two appraisals submitted by the first two appraisers as being closest to the Fair Market Rent for the Renewal Term and such appraised amount shall be the Fair Market Rent for the Renewal Term. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party plus one-half of the cost of the third appraiser.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

HEARST COMMUNICATIONS, INC.

By:	/s/ Ronald Doerfler
Sr. Vice President and
Chief Financial Officer

TENANT:

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ Harry T. Hawks
Executive Vice President
and Chief Financial Officer

EXHIBIT A

Description

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

Block 1047, Lots 1601 and 1602 on the tax map of the City of New York.

A-1

EXHIBIT B

Floor Plan

(On file with the Company)

B-1

EXHIBIT C

(On file with the Company)

C-1

EXHIBIT D

Rules and Regulations

1.             The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants’ premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Except as provided to the contrary in Section 1.02 of this Lease, fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2.             The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

3.             No tenant shall obtain or accept for use in its premises barbering, boot blacking, floor polishing, or other similar services or food or beverage service (other than reasonably customary deliveries of meals from outside vendors) from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such reasonable regulations as may be fixed by the Landlord.

4.             No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant’s premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color and style of such display, such approval not to be unreasonably withheld or delayed.

5.             No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant’s premises. Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner approved by the Landlord.

6.             The Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises. If, in the reasonable judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as the Landlord shall reasonably determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall hold a Master Rigger’s license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord, which approval will not be unreasonably withheld or delayed. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

7.             No machines or mechanical equipment of any kind installed or operated in any tenant’s premises shall be placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

8.             No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant’s premises, except as expressly approved by the Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant is in the television business, and Tenant shall be permitted to have televisions and radios in the Demised Premises. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the expense of the tenant.

9.             No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

10.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant’s premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to the Landlord.

11.           All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors shall not be left open at any time.

12.           Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

13.           All windows in each tenant’s premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

14.           The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it reasonably necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

EXHIBIT E

Definitions

(a)           The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

(b)           The terms include, including and such as shall each be construed as if followed by the phrase “without being limited to”.

(c)           The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(d)           The term Tenant’s obligations hereunder, and words of like import, and the term Landlord’s obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party’s obligations under this lease shall be construed as “performance and observance”.

(e)           Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant’s obligations hereunder after the giving of any required notice and expiration of any applicable grace or cure period, or that Tenant is not in default in the performance of any of Tenant’s obligations hereunder after the giving of any required notice and expiration of any applicable grace or cure period, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

(f)            References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant’s use or occupancy of the Demised Premises.

(g)           The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

(h)           The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(i)            The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(j)            Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

(k)           The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

(l)            The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant’s estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

(m)          Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(n)           The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(o)           All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

E-3

EXHIBIT F

Cleaning Specifications

l. General.

All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly, using approved dust-check type of mop.

All carpeting and rugs to be carpet swept nightly and vacuum cleaned once per week.

Hand dust and wipe clean all furniture, fixtures and window sills nightly.

Empty and clean all waste receptacles nightly.

Empty and clean all ash trays and screen all sand urns nightly.

Dust interior of all waste disposal cans and baskets nightly.

Wash clean all water fountains and coolers nightly.

Hand dust all door and other ventilating louvers within reach, as necessary.

Dust all telephones as necessary.

Dust chair rails, trim, baseboards nightly.

Sweep all private stairway structures nightly.

2.  Lavatories in the Core

Sweep and wash all lavatory floors nightly using proper disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly.

Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories, nightly.

Wash all toilet seats, nightly.

Empty paper towel receptacles and transport wastepaper to designated area in basements, nightly.

Fill toilet tissue and towel holders nightly. (Towels and soap to be furnished by Tenant).

Empty sanitary disposal receptacles, nightly.

Thoroughly wash and polish all wall tile and stall surfaces weekly.

3.  High Dusting

Dust all air conditioning grills, venetian blinds, frames, charts, graphs and similar wall hangings and vertical surfaces not reached in nightly cleaning, quarterly.

Cleaning of light fixtures shall be at the request of and for account of Tenant.

4.  Glass

Exterior windows to be cleaned inside and outside approximately once every 10 weeks, weather permitting.

5.  Conditions

As herein used “nightly” means five nights a week, Monday through Friday, during regular cleaning hours (between 6:00 P.M. and 6:00 A.M.) and excludes legal and union holidays.

Tenant will allow the electricity, power and hot and cold water in the Demised Premises to be used for cleaning during the regular cleaning hours.